EXHIBIT 21.01

LIST OF SUBSIDIARIES

1.

ecoMates, LLC

Jurisdiction of Formation:

Nevada

Names under which business is conducted:

ecoMates, LLC

2.

Ethos Scientific, LLC

Jurisdiction of Formation:

Nevada

Names under which business is conducted:

Ethos Scientific, LLC